UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

May 10, 2005

Date of Report (Date of earliest event reported)

HORIZON HEALTH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-13626	75-2293354
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Waters Ridge Drive

Lewisville, Texas 75057-6011

(Address of principal executive offices and zip code)

(972) 420-8200

(Registrant’s telephone number,

including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

The Board of Directors of Horizon Health Corporation, a Delaware corporation (the “Company”), approved a two-for-one stock split to be effected in the form of a 100% stock dividend (the “Stock Split”), pursuant to which, on June 15, 2005, the Company will distribute to each holder of record of Common Stock, par value $0.01 per share, of the Company (“Common Stock”) at the close of business on May 31, 2005 (the “Record Date”), one additional share of Common Stock for each outstanding share of Common Stock held of record by such holder at the Record Date (and with one Right, as defined in the Rights Agreement referred to below, attached to each such additional share of Common Stock).

As disclosed in the Current Report on Form 8-K filed by the Company on March 11, 2005, the Company entered into an Underwriting Agreement dated March 10, 2005 (the “Underwriting Agreement”), with J.P. Morgan Securities Inc., as the Representative of the several Underwriters listed in Schedule 1 thereto (the “Underwriters”). The Board of Directors of the Company approved the Stock Split subject to receipt by the Company of the consent to the Stock Split of J.P. Morgan Securities Inc. on behalf of all of the Underwriters pursuant to the Underwriting Agreement. On May 10, 2005, pursuant to Section 4(h) of the Underwriting Agreement, J.P. Morgan Securities Inc., on behalf of all of the Underwriters, consented to the announcement and completion of the Stock Split. Accordingly, on June 15, 2005, the Company will distribute to each holder of record of Common Stock as of the Record Date one additional share of Common Stock for each share of Common Stock held of record by such holder as of the Record Date (and with one Right attached to each such additional share of Common Stock). A copy of the press release issued by the Company on May 11, 2005 announcing the Stock Split is attached as Exhibit 99.1 to this Form 8-K.

In accordance with the Rights Agreement dated as of February 6, 1997 (the “Initial Rights Agreement”), between the Company (then named Horizon Mental Health Management, Inc.) and American Stock Transfer & Trust Company (the “Rights Agent”), as amended by the First Amendment to Rights Agreement dated as of April 22, 2005 (the “First Amendment,” and together with the Initial Rights Agreement, the “Rights Agreement”), between the Company and the Rights Agent, each outstanding share of Common Stock (including the shares issued in the Stock Split) will continue to be accompanied by one Common Stock purchase right (each, a “Right,” and collectively, the “Rights”). To reflect the Stock Split, effective June 15, 2005, the “Exercise Price” (as defined in the Rights Agreement) of each Right as of such date will be adjusted from $83.33 to $41.665. A copy of the form of Certificate of Adjustment to be delivered by the Company to the Rights Agent pursuant to the terms of the Rights Agreement, setting forth the required adjustment to the Exercise Price of each Right (the “Adjustment”), and a copy of the letter to be sent to the Company’s stockholders announcing the Stock Split and summarizing the Adjustment, as required by Section 12 of the Rights Agreement, are attached as Exhibits 99.2 and 99.3, respectively, to this Form 8-K and are incorporated in this Item 8.01 by reference. In addition, as a result of the Stock Split, certain other proportionate adjustments will be made to the terms of the Rights pursuant to the Rights Agreement. The Initial Rights Agreement was filed as Exhibit 4.1 to the Company’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on February 7, 1997 (File No. 000-22123). The First Amendment was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 26, 2005. Reference is made to the Rights Agreement for a more complete description of the terms of the Rights, the Adjustment and the other adjustments to be made in connection with the Stock Split.

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In connection with the Stock Split, the remaining number of shares of Common Stock registered under the Securities Act of 1933, as amended, pursuant to the following registration statements filed by the Company pursuant to the Securities Act of 1933, as amended, will be proportionately adjusted to give effect to the Stock Split:

Registration Statement No. 333-122643	Horizon Health Corporation Debt and Equity Securities

Registration Statement No. 333-122894	Horizon Health Corporation 2005 Omnibus Incentive Plan

Registration Statement No. 333-44690	Horizon Health Corporation 1998 Stock Option Plan

Registration Statement No. 333-91761	Horizon Health Corporation Employee Stock Purchase Plan

Registration Statement No. 333-36953	Horizon Health Corporation Employee Savings and Profit Sharing Plan

Registration Statement No. 333-2938	Horizon Health Corporation 1995 Stock Option Plan for Eligible Outside Directors

In addition, the administrator of each of the Company’s plans listed above will make adjustments to outstanding awards under each such plan, in accordance with the terms of such plan, in order to preserve the rights of the holders of such awards following the Stock Split.

Item 9.01. Exhibits

(c)	Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release issued by the Company on May 11, 2005.

99.2	Form of Certificate of Adjustment to be delivered pursuant to the Rights Agreement dated as of February 6, 1997, by and between the Company and American Stock Transfer & Trust Company, as amended by the First Amendment to Rights Agreement dated as of April 22, 2005.

99.3	Proposed Letter from John E. Pitts, Chief Financial Officer of the Company, to stockholders of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIZON HEALTH CORPORATION

Date: May 13, 2005	By:	/s/ David K. Meyercord
David K. Meyercord
Senior Vice President, Administration
and General Counsel

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release issued by the Company on May 11, 2005.

99.2	Form of Certificate of Adjustment to be delivered pursuant to the Rights Agreement dated as of February 6, 1997, by and between the Company and American Stock Transfer & Trust Company, as amended by the First Amendment to Rights Agreement dated as of April 22, 2005.

99.3	Proposed Letter from John E. Pitts, Chief Financial Officer of the Company, to stockholders of the Company.

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